Exhibit 10.1

AMENDMENT
TO THE
MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of September 16, 2009, between CoBANK, ACB (“CoBank”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota (the “Company”).

BACKGROUND

CoBank and the Company are parties to a Master Loan Agreement dated October 6. 2005 (such agreement, as previously amended, is hereinafter referred to as the “MLA”). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1.    A new Section 8(I) and 8J(J) of the MLA is being added in its entirety and shall read as follows:

SECTION 8. Affirmative Covenants. Unless otherwise agreed to in writing by CoBank while this agreement is in effect, the Company agrees to and with respect to Subsections 8(B) through 8(G) hereof, agrees to cause each Subsidiary to:

(I)        Company Post-Closing Property Search, Mortgage and Title Policy.

(1)          On or before January 1, 2010, provide CoBank with a property search for Company-owned property in Brookings County, South Dakota and such other counties as CoBank may reasonably deem appropriate (the “Company Property”).

(2)          On or before June 1, 2010, provide CoBank with:

(a)        new or amended mortgage(s) or deed(s) of trust in the face amount of $55,000,000.00, collectively, granting to CoBank a first lien (subject only to exceptions approved in writing by CoBank) on the Company Property; and

(b)              a title commitment from a title insurance company acceptable to CoBank to issue an ALTA lender’s policy of title insurance in the face amount of $15,000,000.00 insuring the Company mortgage(s) or deed(s) of trust to CoBank as first priority lien(s) on the Company Property, subject only to exceptions approved in writing by CoBank.

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Exhibit 10.1

(3)          The Company agrees to pay 100% of the cost of such property search, commitment and the related policy, together with such endorsements as may be reasonably requested by CoBank, and also agrees that if, for any reason, a final lender’s policy is not issued to CoBank by June 1, 2010, or such later date as may be agreeable to CoBank, then an “Event of Default” shall be deemed to have occurred under this agreement.

(J) Assignment of Hedging Agreement. The Company will provide to CoBank by November 1, 2009, or such later date as may be agreeable to CoBank, a duly executed copy of a Security Agreement and Assignment of Hedging Account, in form and substance acceptable to CoBank; and such certified board resolutions, evidence of incumbency, and other evidence as CoBank may require that each agreement has been duly authorized and executed.

2.    Section 10(A) of the MLA is hereby amended and restated to read as follows:

SECTION 10. Financial Covenants. Unless otherwise agreed to in writing, while this agreement is in effect:

(A)                  Working Capital. The Company and its consolidated Subsidiaries will have an excess of consolidated current assets over consolidated current liabilities (both as determined in accordance with GAAP consistently applied) of not less than: (1) beginning with fiscal year end, December 31, 2009, $7,500,000.00 at the end of each fiscal year of the Company; and (2) $6,000,000.00 at the end of each other period for which financial statements are required to be furnished pursuant to Section 8(11) hereof, except that in determining consolidated current assets, any amount available under the Revolving Term Loan Supplement (less the amount that would be considered a current liability under GAAP if fully advanced) hereto may be included.

3.    Except as set faith in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB	SOUTH DAKOTA SOYBEAN
PROCESSORS, LLC

By: /s/ Tokie Akrie	By: /s/ Rodney Christianson

Title: Assistant Corporate Secretary	Title: CEO

Exhibit 10.1

SECURITY AGREEMENT

This SECURITY AGREEMENT, made and executed as of the 16th day of September, 2009, by and among SOUTH DAXOTA SOYBEAN PROCESSORS, LLC of Volga, South Dakota, hereinafter referred to as “COMPANY”; COUNTRY HEDGING, INC. of Inver Grove Heights, Minnesota, a commodity brokerage firm, hereinafter called “BROKER”; and CoBANK, ACB, hereinafter referred to as “CoBANK”;

WITNESSETH:

WHEREAS, CoBANK has entered into a loan agreement (“Loan Agreement”) with the Company and pursuant thereto has also extended revolving credit and/or term loan agreements all extensions, renewals and amendments thereof being hereinafter referred to as the “Loan”;

WHEREAS, one of the purposes of the Loan is to finance margin deposits with BROKER in Accounts #B 43500, #B 43501, #B 43502, T-Bills, and all other accounts of the COMPANY with the BROKER whether now existing or hereafter created or acquired, hereinafter referred to as “Accounts”, required by the COMPANY’S ordinary grain marketing operations; and

WHEREAS, the use of such Loan benefits both CoBANK and the COMPANY, by enabling the COMPANY to obtain advances to liquidate indebtedness now owing by it, or which in the future may be owing by it, including obligations to BROKER regarding the Accounts.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for the benefits to be gained therefrom, and pursuant to the requirements of the security provisions of the Loan Agreement requiring the COMPANY to execute such documents as are necessary to provide a first lien on its collateral to CoBANK, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    COMPANY AGREES:

That COMPANY hereby grants a security interest in and assigns and transfers to CoBANK, any balance which may remain to the credit of the Accounts upon the closing thereof; subject, however, to the prior payment of the indebtedness of COMPANY to BROKER. COMPANY further agrees to execute financing statements or any other documents necessary to perfect CoBANK’s security interest in said Accounts.

2.    BROKER AGREES:

That if CoBANK should ever deem itself insecure, accelerate the maturity of the aforesaid loan, or refuse to extend the aforesaid loan on its stated maturity date or any extension thereof, CoBANK may, without any liability therefore, request that BROKER suspend further transactions and close out the Accounts and promptly refund all remaining margin deposits or other credits, subject to the prior payment of all indebtedness of the COMPANY to BROKER, including fees and commissions, directly to CoBANK for application on its loans to the COMPANY. BROKER agrees to promptly comply with such request.

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Exhibit 10.1

3.    THE PARTIES AGREE:

(a)          That nothing contained herein shall be construed so as to prevent COMPANY from remaining the owner, subject to the interest of CoBANK as it may appear, of the Accounts.

(b)          CoBANK is hereby authorized and empowered to receive from Broker, and Broker is authorized and directed to deliver to CoBANK, copies of all Commodity Contracts’ confirmations, monthly position and ledger account statements, and all matters pertaining to the Accounts.

(c)          That notices under the Agreement shall be sent to the parties at the following addresses, unless otherwise directed by written Notice:

COMPANY:	South Dakota Soybean Processors, LLC
100 Caspian Avenue
Volga, South Dakota 57071

BROKER:	COUNTRY HEDGING, INC.
5500 Cenex Drive
Inver Grove Heights, MN 55077

CoBANK:	Vice President
Commercial Agribusiness
CoBANK, ACE
11422 Miracle Hills Drive, Suite 300
Omaha, NE 68154-4404

(d)          That in the event the funds held in the Accounts are determined by any court of law with valid jurisdiction to be cash for the purpose of applying any provision of the Uniform Commercial Code, BROKER shall be deemed to be CoBANK’s agent for the purpose of holding such cash as collateral for CoBANK.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties have by their fully authorized representatives executed this Agreement on the date first above written.

COUNTRY HEDGING INC.,	SOUTH DAKOTA SOYBEAN
as Broker	PROCESSORS, LLC,
as Company

By: _________________________	By: /s/ Rodney Christianson
Title:_____________________	Title: CEO

CoBANK, ACB

By: _____________________________
Assistant Corporate Secretary